UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 19, 2007

                               PURE BIOFUELS CORP.
                               -------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                      000-50903                 47-0930829
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


     9440 LITTLE SANTA MONICA BLVD., SUITE 400                     V6B 3C1
                 BEVERLY HILLS, CA
      (Address of Principal Executive Offices)                   (Zip Code)

                                 1-310-402-5916
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        On April 19, 2007 Pure Biofuels Corp. (the "Company") entered into a purchase agreement with an accredited investor (the "Investor"), pursuant to which the Company agreed to sell up to $3 million aggregate principal amount of its 12% senior secured convertible debentures due July 19, 2007 (the "Debentures") and warrants (the "Warrants") to purchase up to 704,082 shares of its common stock in a private placement to an accredited investor within the meaning of Rule 501 of Regulation D under the Act. The sale of $3 million aggregate principal amount of Debentures and Warrants to purchase an aggregate of up to 704,082 shares of common stock was consummated on April 19, 2007. In connection with the sale of the Debentures, the Company paid various fees in the amount of $175,000 from the proceeds of the sale to the advisor of the Investor.

        The Debenture is convertible into shares of the Company's common stock at the option of the holder of Debentures at any time after April 19, 2007, at an initial conversion rate of 1,020.408 shares of common stock per $1,000 principal amount of Debentures, which is equivalent to a conversion price of $0.98 per share. The conversion price is subject to adjustment in accordance with the terms of the Debenture.

        Subject to the conversion and redemption rights set forth below, the Company is obligated to pay 120% of the principal amount of the Debentures, plus accrued and unpaid interest, in cash on July 19, 2007 (the "Maturity Date"), provided, however, that the Maturity Date shall be extended until October 19, 2007 in the event that any principal is outstanding under the Debenture as of the Maturity Date due to the Company's inability to consummate a financing of at least $3 million and no Event of Default (as defined in the Debenture) then exists. If the Maturity Date is extended the Investor will receive an additional 704,082 Warrants.

        On April 19, 2007 the Company entered into a Security Agreement with the Investor and Palma Industrial SAC and Pure Biofuels del Peru SAC, each a 99%-owned subsidiary of the Company (the "Subsidiaries"), pursuant to which the obligations under the Debenture were secured by liens on substantially all of the assets of the Company and the Subsidiaries.

        The Debenture is redeemable by the Company upon the first trading day immediately following any of the following events: (a) the Maturity Date, (b) the consummation of any future fund raising transaction by the Company, or (c) any other date that is mutually agreed upon by the Investor and the Company (each, a "Repayment Date") at a redemption price equal to 120% of the principal amount plus accrued and unpaid interest to, but not including, the Repayment Date. Upon the occurrence of any of the preceding events, and assuming the Company has filed an effective registration statement with the Securities and Exchange Commission relating to the shares underlying the Debenture, the Company shall also have the option to convert the Debenture into shares of Common stock at a conversion price equal to the lower of (i) $0.98 and (ii) that price which shall be computed as ninety five percent (95%) of the lowest volume weighted average price of the Common Stock during the sixty (60) consecutive trading days immediately preceding the applicable Repayment Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction.

        The Debentures are secured obligations of the Company and are senior in right of payment to the Company's future secured indebtedness. The Debentures also restrict the Company and its subsidiaries from incurring indebtedness or other obligations, including senior secured indebtedness or other secured obligations, in the future. If the Company does not properly secure the subsidiaries' assets under Peruvian law by Friday, April 27, 2007, then the Company will pay to the Investor $5,000 per day in cash or Common stock.

        If there is an event of default on the Debentures, the principal amount of the Debenture, plus accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions set forth in the Debenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving the Company. Also upon an event of a default, the Investor will have the right to full recourse against the amounts owed by the Company pursuant to the Debenture through the pledge of 5,000,000 shares of the Company's common stock by Luis Goyzueta, the Company's president and chief executive officer. If the escrow agent has not received Mr. Goyzueta's stock certificate by Friday, April 27, 2007, then the Company will pay to the Investor $100,000 in cash or Common stock. It is an event of default under the Debentures if (i) the Company fails to pay the principal amount, a redemption payment or another amount with respect to the Debenture when due; (ii) certain events of bankruptcy, insolvency or reorganization with respect to the Company specified in the Debenture occur; (iii) the Company fails to pay when due any other indebtedness in excess of $250,000; (iv) the Company ceases to be listed or quoted for trading on the Nasdaq OTC Bulletin Board or other applicable

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exchange; (v) the Company or any subsidiary is party to a "Change of Control"
transaction (unless in connection with such transaction the Debenture is retired); (vi) the Company fails to convert the Debentures upon a valid request for conversion within five business days; (vii) the Company fails to deliver the payment in cash pursuant to a "Buy-In" relating to a failed conversion pursuant to the Debenture; (viii) the Company fails to perform any of its post-closing obligations set forth in the Securities Purchase Agreement; or (ix) the company fails to observe or perform any other covenant or agreement contained in the transaction documents which materially adversely affects the Company's ability to repay amounts owned under the debenture.

         The Warrants are exercisable into shares of the Company's common stock at the option of the holder of Warrants at any time after April 19, 2007, at an initial exercise price of $0.98 per share. The exercise price is subject to adjustment in accordance with the terms of the Warrant.

        In connection with the offering of the Debentures and the Warrants, the Company also entered into a registration rights agreement, dated as of April 19, 2007, with the Investor (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "SEC") a shelf registration statement with respect to the resale of the Debentures, the resale of the shares of common stock issuable upon conversion of the Debentures and the resale of the shares of common stock issuable upon exercise of the Warrants after the Maturity Date of the Debentures and upon the written request of the Investor, and to use its reasonable best efforts to cause it to become effective within 120 days of the initial filing date; provided that if the SEC will not permit the registration statement to become effective as a resale registration statement for the selling securityholders with respect to any or all of the securities to be registered as opposed to as a registration statement for a primary offering, the Company will register the maximum amount of Debentures and number of shares permitted by the SEC. If the Company fails to have the shelf registration statement declared effective by the effectiveness deadline or, if declared effective, to maintain such effectiveness thereafter (subject to the permitted exception described above), the Company will pay an additional fee equal to 1.00% of the total purchase price of the Debentures per month for the duration of such failure, provided that the total additional fee shall not exceed 12% of the total purchase price. Under the Registration Rights Agreement, we have agreed that, subject to SEC policies, if the initial registration statement declared effective by the SEC registers the resale of less than all of the Debentures or the shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants, the Company will file an additional registration statement to register the resale of the remaining Debentures and shares on the earliest date allowed by the SEC. The Company will not be in breach or default of the Registration Rights Agreement or become obligated to pay additional interest if due to SEC policy the Company's filing of the additional registration statement is be prohibited, the amount of Debentures and number of shares the Company may include in the registration statement is limited or the SEC refuses to declare the registration statement effective.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

         See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 3.02.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 25, 2007                PURE BIOFUELS CORP.


                                     By: /s/ LUIS GOYZUETA
                                        ----------------------------------------
                                         Luis Goyzueta
                                         President, Chief Executive Officer and
                                         Director